Exhibit 99.2

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 29, 2005, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 4700 Carillon Point, Kirkland, Washington 98033 (“Bank”) and TUT SYSTEMS, INC., a Delaware corporation with offices at 6000 SW Meadows Drive, Suite 200, Lake Oswego, Oregon 97035 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 23, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 23, 2004 (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

(a)	The Loan Agreement shall be amended by adding the following new Section 1.1A after Section 1.1:

“1.1A Equipment Loan. From the date of this Agreement through December 31, 2006 (the “Equipment Loan Availability End Date”), Silicon shall make advances in minimum amounts of $150,000.00 (each an “Equipment Loan”) to Borrower upon Borrower’s request in accordance with the procedures set forth in Section 1.5 below (together with such additional supporting documentation as may be required by Silicon) in an aggregate amount not to exceed the lesser of (a) $1,250,000.00, or (b) 100% of the documented cost of Eligible Equipment (provided 25% in the aggregate of which may be in connection with transferable software licenses, taxes, delivery or other soft costs which may be determined to be acceptable by Silicon in its good faith business judgment). As used herein, “Eligible Equipment” means Equipment of Borrower subject to a first perfected security interest in favor of Silicon that has been purchased within 90 days of the requested Equipment Loan and which in all instances Silicon, in its good faith business judgment, deems eligible for borrowing. Commencing on the last day of the month during which an Equipment Loan is funded and on the last day of each month thereafter through the applicable Equipment Loan Maturity Date, Borrower shall repay each Equipment Loan to Silicon in monthly installments of principal based upon the principal amount of the Equipment Loan and a thirty-six (36) month straight-line amortization schedule, plus interest on the outstanding amount of the Equipment Loan at the rate set forth in this Agreement (each an “Equipment Loan Payment”). As used herein, “Equipment Loan Maturity Date” means thirty-five (35) months from the date of the first such principal payment on an Equipment Loan. Each Equipment Loan Payment shall be due on and payable commencing on the last day of each month after the initial advance under an Equipment Loan until the applicable Equipment Loan Maturity Date.”

(b)	The Loan Agreement shall be amended by deleting Section 1.2 thereof in its entirety and inserting in lieu thereof the following:

“1.2 Interest. All Loans, the Equipment Loan and all other monetary Obligations arising under this Agreement shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Unless otherwise paid by Borrower in compliance with the terms hereof, interest may, in Silicon’s reasonable discretion and upon notice, be charged to Borrower’s loan account, and the same shall thereafter bear interest at the same rate as the other Loans or the Equipment Loan, as applicable. Silicon may, in its reasonable discretion and upon notice, charge interest to Borrower’s Deposit Accounts maintained with Silicon.”

(c)	The Loan Agreement shall be amended by deleting Section 1.3 thereof in its entirety and inserting in lieu thereof the following:

“1.3 Overadvances. If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations arising hereunder (including the outstanding amount of extensions of credit under Sections 1.6, 1.7 and 1.8, but specifically excluding the amount of all Equipment Loans and any interest, fees, and expenses relating thereto) exceeds the Credit Limit (an “Overadvance”), Borrower shall within two (2) Business Days pay the amount of the excess to Silicon. Without limiting Borrower’s obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvances, on demand, at the Default Rate.”

(d)	The Loan Agreement shall be amended by deleting Section 1.5 thereof in its entirety and inserting in lieu thereof the following:

“1.5 Loan Requests. To obtain a Loan or an Equipment Loan, Borrower shall make a request to Silicon by facsimile or telephone. Such requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan or an Equipment Loan given by a person whom Silicon reasonably believes is an authorized officer of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.”

(e)	The Loan Agreement shall be amended by deleting the preamble of Section 3 thereof in its entirety and inserting in lieu thereof the following:

“In order to induce Silicon to enter into this Agreement and to make Loans and advances under the Equipment Loan and except as disclosed on the Representations and Warranties Certificate, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations are true, as of the date hereof, and as of the date of any request for a Loan, an Equipment Loan or other financial accommodation hereunder, will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:”

(f)	The Loan Agreement shall be amended by deleting Section 3.11 thereof in its entirety and inserting in lieu thereof the following:

“3.11 Use of Proceeds. All proceeds of all Loans and the Equipment Loan shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or the Equipment Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.””

(g)	The Loan Agreement shall be amended by deleting section 6.1 thereof in its entirety and inserting in lieu thereof the following:

“6.1 Maturity Date. This Agreement shall continue in effect as to Loans and the Equipment Loan until the respective maturity dates set forth on the Schedule (the “Maturity Date”), subject to Section 6.2 below.”

(h)	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.1(b) in its entirety:

“(b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or”

and inserting in lieu thereof the following:

“(b) Borrower shall fail to pay when due any Loan, any Equipment Loan, any interest on either of the foregoing or any other monetary Obligation; or”

(i)	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.1(c) in its entirety:

“(c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and Borrower shall have failed to pay the excess within 2 Business Days;”

and inserting in lieu thereof the following:

“(c) the total Loans and other Obligations outstanding at any time hereunder (including the outstanding amount of extensions of credit under Sections 1.6, 1.7 and 1.8, but specifically excluding the amount of all Equipment Loans and any interest, fees, and expenses relating thereto) shall exceed the Credit Limit and Borrower shall have failed to pay the excess within 2 Business Days;”

(j)	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.1 in its entirety:

“Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.”

and inserting in lieu thereof the following:

“Silicon may cease making any Loans and advances under the Equipment Loan during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.”

(k)	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.2(a) in its entirety:

“(a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;”

and inserting in lieu thereof the following:

“(a) Cease making Loans and advances under the Equipment Loan, or otherwise extending credit to Borrower under this Agreement or any other document or agreement;”

(l)	The Loan Agreement shall be amended by deleting the definition of “Obligations” appearing in Section 8 in its entirety and inserting in lieu thereof the following:

““Obligations” means all present and future Loans, Equipment Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, including, without limitation, the Borrower’s obligations pursuant to the IP Security Agreement, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, foreign exchange contracts, loan, Cash Management Services, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Silicon.”

(m)	The Loan Agreement shall be amended by deleting Section 1 of the Schedule thereto in its entirety and inserting in lieu thereof the following:

“Section 1	Credit Limit

(Section 1.1):	An amount not to exceed the lesser of (A) or (B), below:

(A) (i)	$10,000,000.00 (the “Maximum Credit Limit”); minus

(ii)	the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

(B)	(i)	80% of the amount of the Borrower’s Eligible Accounts, net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue; provided, however, Silicon will not net Deferred Revenue when Borrower is on “streamline reporting status” pursuant to Section 6, below; plus

	(ii)	the lesser of (a) 25% of Borrower’s Eligible Inventory (valued at the lower of actual cost or fair market value) or (b) $2,000,000.00; provided, however, in no event shall advances based upon Borrower’s Eligible Inventory exceed 30% of the amount of Borrower’s Eligible Accounts; minus

	(iii)	the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

Silicon may, from time to time, modify the advance rates set forth herein in its good faith business judgment upon 10 day prior written notice to Borrower based on changes in collection experience with respect to the Accounts or other issues or factors relating to the Accounts or the Collateral.

Letter of Credit/Foreign Exchange Contract Sublimit (Section 1.6, and 1.7):

$500,000.00

Cash Management Services Sublimit (Section 1.8):

$500,000.00”

(n)	The Loan Agreement shall be amended by deleting Section 2 of the Schedule thereto in its entirety and inserting in lieu thereof the following:

“Section 2	INTEREST.

Interest Rate (Section 1.2):

(i) For all Loans hereunder: A rate equal to the Base Rate plus 1.50% per annum; provided, however, in the event Borrower is on “streamline reporting status” pursuant to Section 6, below, such rate shall be reduced to a rate equal to the Base Rate plus 0.50% per annum, to be effective as of the first day of any month in which Borrower is on “streamline reporting status”.

(ii) For all Equipment Loans hereunder: A rate equal to the Base Rate plus 2.00% per annum; provided, however, in the event Borrower is on “streamline reporting status” pursuant to Section 6, below, such rate shall be reduced to a rate equal to the Base Rate plus 1.00% per annum, to be effective as of the first day of any month in which Borrower is on “streamline reporting status”.

Interest in all circumstances shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, “Base Rate” means the greater of (i) 4.25%, or (ii) the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Base Rate.

Minimum Monthly Interest (Section 1.2): Not applicable.”

(o)	The Loan Agreement shall be amended by deleting the following text appearing in Section 3 of the Schedule thereto:

“Early Termination Fee: If this Agreement is voluntarily or involuntarily terminated prior to its maturity, the Borrower shall pay to Silicon a termination fee in the amount equal to $70,000.00, provided that no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.”

and inserting in lieu thereof the following:

“Early Termination Fee: If this Agreement is voluntarily or involuntarily terminated prior to its maturity, the Borrower shall pay to Silicon a termination fee in the amount equal to $100,000.00, provided that no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. In addition to and supplemental of the foregoing $100,000,00 fee, if the Equipment Loan is voluntarily or involuntarily prepaid prior to its maturity, the Borrower shall pay to Silicon a termination fee in the amount equal to 1.00% of the outstanding principal balance of all Equipment Loans (the “Equipment Loan Termination Fee”), provided that the Equipment Loan Termination Fee shall not be charged if the Equipment Loan hereunder is replaced or transferred to another division of Silicon. The termination fees in all instances shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.”

(p)	The Loan Agreement shall be amended by deleting the following text appearing in Section 4 of the Schedule thereto:

“Section 4	MATURITY DATE

(Section 6.1):	Two years from the date of this Agreement”

and inserting in lieu thereof the following:

“Section 4	MATURITY DATE

(Section 6.1):	For all Loans: September 23, 2007

For each Equipment Loan: thirty-six (36) months from the date of the Equipment Loan

(q)	The Loan Agreement shall be amended by deleting Section 5 of the Schedule thereto in its entirety and inserting in lieu thereof the following:

“Section 5	FINANCIAL COVENANTS

(Section 5.1):	Borrower shall comply with the following covenant.

Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

a. Minimum Tangible Net Worth:

Borrower shall maintain a Tangible Net Worth of not less $16,000,000.00 as of the end of any calendar month (increasing in all instances by fifty (50%) percent of Borrower’s Net Income on a monthly basis plus fifty (50%) of the net cash proceeds of any additional issuances of equity after December 31, 2005 plus fifty (50%) of the principal amount of the net cash proceeds of any and all Subordinated Debt incurred by Borrower after December 31, 2005), from the date of this Agreement until the termination of this Agreement.

In no event shall the amount of this Minimum Tangible Net Worth covenant be decreased.

Definitions. For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Liabilities” shall have the meaning ascribed thereto by generally accepted accounting principles.

“Net Income” shall mean, as calculated on a consolidated basis for Borrower and any subsidiaries for any period as at any date of determination, the net profit, after provision for taxes, of Borrower and its subsidiaries for such period taken as a single accounting period.

“Tangible Net Worth” shall mean the excess of total assets over total Liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

(A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

(B) there shall be excluded from Liabilities: Subordinated Debt.”

4. FEES. Borrower shall pay to Bank (i) a fee of $30,000.00 on the date of this Agreement in connection with the extension/modification of the Loans, (ii) an additional fee of $50,000.00 on or before September 23, 2006 in connection with the extension/modification of the Loans, and (iii) an additional fee of $12,500.00 on the date of this Agreement in connection with the Equipment Loan, each of which fees shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable and documented legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 23, 2004, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as to which an application or registration has been filed with the United States Copyright Office or the United States Patent and Trademark Office (except as disclosed to Bank in writing), and shall remain in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Representations and Warranties Certificates dated as of September 23, 2004, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Representations and Warranties Certificates have not changed, as of the date hereof, except as set forth in a certain Perfection Certificate of even date delivered by Borrower to Bank. To the extent there is any inconsistency between the disclosures and information set forth in the Representations and Warranties Certificates and the disclosures and information set forth in the Perfection Certificate, the disclosures and information set forth in the Perfection Certificate shall control.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that, as of the date hereof, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed and shall be governed under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

TUT SYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ RANDALL K. GAUSMAN	By:	/s/ BRUCE HELBERG

Name:	Randall K. Gausman	Name:	Bruce Helberg

Title:	Vice President, Finance and Administration	Title:	S.R.M.
Chief Financial Officer and Secretary